UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss.240.14a-12

                       EASTERN AMERICAN NATURAL GAS TRUST

                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)   Title of each class of securities to which transaction applies:
          2)   Aggregate number of securities to which transaction applies:
          3) Per Trust Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          4)   Proposed maximum aggregate value of transaction:
          5)   Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          1)   Amount Previously Paid:
          2)   Form, Schedule or Registration Statement No.:
          3)   Filing Party:
          4)   Date Filed:

                       EASTERN AMERICAN NATURAL GAS TRUST

                          The Bank of New York, Trustee
                          c/o BNY Midwest Trust Company
                       2 North LaSalle Street, Suite 1020
                             Chicago, Illinois 60602

                                                              September 30, 2004


To Unitholders of Eastern American Natural Gas Trust:

     You are cordially invited to attend a Special Meeting of the Unitholders of the Trust (the "Meeting") to be held on November 30, 2004, at 10:00 a.m., Eastern time, at the offices of Seward & Kissel LLP, One Battery Park Plaza, 19th Floor, New York, New York 10004. Please find enclosed a notice to Unitholders, a Proxy Statement describing the business to be transacted at the Meeting, and a form of Proxy for use in voting at the Meeting.

     At the Meeting, you will be asked to vote on a proposal to elect a successor trustee of the Trust and an accompanying amendment to the Trust agreement to change the compensation of the trustee.

     We hope that you will be able to attend the Meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Even if you do not plan to attend, please complete, sign, date and return the enclosed Proxy as promptly as possible. It is important that your units be represented at the Meeting.

Very truly yours,
THE BANK OF NEW YORK
Not in its individual capacity but solely as Trustee of the Eastern American Natural Gas Trust


                             YOUR VOTE IS IMPORTANT


All Unitholders are cordially invited to attend the Meeting in person. However, to ensure your representation at the Meeting, you are urged to complete, sign, date, and return the enclosed Proxy as promptly as possible in the enclosed postage paid envelope. Returning your Proxy will help the Trust assure that a quorum will be present at the Meeting and avoid the additional expense of duplicate proxy solicitations. Any Unitholder attending the Meeting may vote in person even if he or she has returned the Proxy.

                       EASTERN AMERICAN NATURAL GAS TRUST

                          The Bank of New York, Trustee
                          c/o BNY Midwest Trust Company
                       2 North LaSalle Street, Suite 1020
                             Chicago, Illinois 60602

                 NOTICE OF SPECIAL MEETING OF TRUST UNITHOLDERS

                          To Be Held November 30, 2004

     PLEASE TAKE NOTICE THAT a Special Meeting of Unitholders (the "Meeting") of the Eastern American Natural Gas Trust (the "Trust"), a business trust created under the laws of the State of Delaware and governed by the terms of a Second Amended and Restated Trust Agreement of Eastern American Natural Gas Trust Among Eastern American Energy Corporation and Bank of Montreal Trust Company, as predecessor in interest to The Bank of New York (the "Trustee"), and Wilmington Trust Company dated as of January 1, 1993 (the "Trust Agreement"), will be held on November 30, 2004, at 10:00 a.m., Eastern time, at the offices of Seward & Kissel LLP, One Battery Park Plaza, 19th Floor, New York, New York 10004, for
the following purposes, all of which are more fully described in the accompanying Proxy Statement dated September 30, 2004:

     o To elect JPMorgan Chase & Co. to serve as successor trustee of the Trust upon the effective date of the resignation of The Bank of New York, the Trustee of and depositary for the Trust and to amend the Trust Agreement to change the compensation of the trustee; and

     o To transact such other business as may properly come before the Meeting.

     The close of business on September 9, 2004 (the "Record Date") has been fixed as the record date for the determination of Unitholders entitled to receive notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Only holders of record of units of the Trust at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting.

     The enclosed Proxy is being solicited on behalf of the current trustee. Whether or not you plan to attend the Meeting, please complete, sign, date, and return the enclosed Proxy as promptly as possible.

     The Trustee recommends approval of the proposal to elect JPMorgan Chase & Co. as successor trustee and to amend the Trust Agreement to change the compensation of the trustee.

The Bank of New York
Not in its individual capacity but solely as Trustee of the Eastern American Natural Gas Trust


New York, New York

September 30, 2004

                       EASTERN AMERICAN NATURAL GAS TRUST

                          The Bank of New York, Trustee
                          c/o BNY Midwest Trust Company
                       2 North LaSalle Street, Suite 1020
                             Chicago, Illinois 60602
                                 (312) 827-8553


                                 PROXY STATEMENT


                                  INTRODUCTION

     The trustee of the Trust, The Bank of New York (the "Trustee"), requests your proxy for use at the Special Meeting (the "Meeting") of holders of units of the Trust (the "Units") to be held on November 30, 2004, at 10:00 a.m., Eastern time, at the offices of Seward & Kissel LLP, One Battery Park Plaza, 19th Floor, New York, New York 10004, and at any adjournment or postponement thereof. By signing and returning the enclosed Proxy you authorize the persons named on the Proxy to represent you and to vote your Units at the Meeting. This Proxy Statement and the form of Proxy were first mailed to holders of Units (the "Unitholders") on or about September 30, 2004. This solicitation of proxies is made by the Trustee and will be conducted primarily by mail. Representatives of the Trustee may also solicit proxies personally or by telephone, telegram, or other forms of wire or facsimile communication. The Trust will pay the costs of the solicitation, including reimbursement of forwarding expenses.

     The Trustee has fixed the close of business on September 9, 2004 as the record date for the determination of Unitholders entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof (the "Record Date"). The outstanding voting securities of the Trust as of the Record Date consisted of 5,900,000 Units, with each Unit entitled to one vote. All properly executed and timely received proxies will be voted in accordance with the instructions marked thereon or otherwise provided therein. Accordingly, unless instructions to the contrary are marked, proxies will be voted for the election of JPMorgan Chase & Co. ("JPMorgan Chase") as successor trustee (the "Proposal"). Any Unitholder may revoke that Unitholder's proxy at any time prior to exercise thereof by giving written notice to the Trustee at the offices of BNY Midwest Trust Company, 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, by signing another proxy of a later date or by personally voting at the Meeting.

     The election of a successor trustee for the Trust is governed by the terms of the Second Amended and Restated Trust Agreement of Eastern American Natural Gas Trust Among Eastern American Energy Corporation ("Eastern American") and Bank of Montreal Trust Company and Wilmington Trust Company dated as of January 1, 1993 (the "Trust Agreement"). The Trustee is the successor in interest to Bank of Montreal Trust Company. Upon resignation of the Trustee as depositary under the Custodial Deposit Agreement dated as of March 15, 1993, by and among Eastern American, Bank of Montreal Trust Company (as Depositary), Bank of Montreal Trust Company (as Trustee of the Trust) and all holders from time to time of Units (the "Depositary Agreement"), the successor trustee will be empowered to appoint a successor depositary, including itself. To date, each trustee of the Trust has served also as depositary for the Trust.

     A quorum at the Meeting will consist of the presence, in person or by proxy, of a majority of the Units issued and outstanding and entitled to vote at the Meeting. In the event a quorum is not present, the Trustee or the holders of a majority of the Units who are present or represented by proxy at the Meeting will have the power to adjourn the Meeting from time to time without notice, other than an announcement at the Meeting of the time and place of the holding of the adjourned meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Meeting had a quorum originally been present. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each Unitholder of record entitled to vote at the adjourned meeting.

     Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Meeting, even if a quorum is present. Whether or not a quorum is present, the persons named on the Proxies intend to vote in favor of any motion to adjourn the Meeting to a subsequent day if, prior to the Meeting, such persons have not received sufficient proxies to approve the Proposal. If such a motion is approved but sufficient proxies are not received by the time set for the resumption of the Meeting, this process will be repeated until sufficient proxies to vote in favor of the Proposal have been received or it appears that sufficient proxies will not be received. Abstentions and broker non-votes will count in determining if a quorum is present at the Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy does not have discretionary authority to vote on a particular item and has not received voting instructions with respect to that item.

     The Trust has engaged D.F. King & Co. to assist in soliciting proxies for the Meeting. Costs for proxy solicitation services provided by D.F. King & Co. are anticipated to be $10,000, plus reimbursement of out-of-pocket expenses.

Required Vote

     The Proposal requires the affirmative vote of a majority of the Units present or represented by proxy and entitled to vote at the Meeting, assuming a quorum of Unitholders entitled to vote at the Meeting is present or represented by proxy. Accordingly, abstentions and broker non-votes not being present at the Meeting in the appointment of the successor trustee will not count as votes against the Proposal. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on the Proposal, your Proxy will be deemed to grant such authority and will be voted FOR the Proposal.

                PROPOSAL -- APPOINTMENT OF SUCCESSOR TRUSTEE AND
                        CHANGE OF COMPENSATION OF TRUSTEE

     On April 18, 2003, the Trustee submitted to the Unitholders a letter of its intent to resign as trustee of and depositary for the Trust. The letter stated that the resignation would take effect at the date that a successor has accepted its appointment as trustee of and depositary for the Trust pursuant to the terms of the Trust Agreement and the Depositary Agreement. Subsequent to submitting its letter of resignation, the Trustee sent out a request for proposal ("RFP") to a number of financial institutions the Trustee had identified as potential successors. Three of the entities that received the RFP responded expressing interest in being appointed successor trustee of and depositary for the Trust.

     The Trustee reviewed the materials submitted by the interested candidates. The Trustee decided to nominate JPMorgan Chase after determining that JPMorgan Chase was qualified to serve as successor trustee and depositary under the terms of the Trust Agreement, and that JPMorgan Chase was willing to serve as trustee and depositary if appointed. See "Trustee-JPMorgan Chase".

     Under the Trust Agreement, the Trustee receives annual compensation from the Trust of $45,000, plus fees and expenses. As successor trustee, JPMorgan Chase would receive annual compensation of $108,000, plus fees and expenses. As part of the Proposal, the Unitholders are being requested to approve an amendment to the Trust Agreement that would change the annual compensation of the Trustee to $108,000. This increase is due to, among other things, additional responsibilities imposed on the Trust's trustee under the Sarbanes-Oxley Act of 2002. To provide an example of the effect of this increase, a Unitholder that holds 100 Units would receive $0.27 less in each quarterly distribution as a result of this increase in compensation. However, since JPMorgan Chase serves as the trustee for seven other royalty trusts (as described in more detail below) and the Trustee only manages this royalty trust, it is anticipated that there could be a reduction in third party fees incurred by the successor trustee that are chargeable to the Trust.

     If the Unitholders approve the Proposal and appoint JPMorgan Chase as successor trustee at the Meeting, the Trustee's resignation will take effect on January 1, 2005. For information about JPMorgan Chase, see the section titled "Trustee-JPMorgan Chase." If the Unitholders appoint JPMorgan Chase as successor trustee at the Meeting, it is contemplated that JPMorgan Chase will, as successor trustee, appoint itself Depositary under the Depositary Agreement.

                  NOMINATION OF OTHERS TO BE SUCCESSOR TRUSTEE

     The Trust Agreement provides that Eastern American, the resigning trustee and any Unitholder or Unitholders owning of record at least 10% of the then outstanding Units may nominate a successor trustee that meets the requirements outlined in the Trust Agreement. Eastern American has not exercised its right to nominate a successor trustee; however, it supports the Trustee's nomination of JPMorgan Chase as successor trustee. Any Unitholders who wish to nominate a successor trustee must submit a written notice to the Trustee of such nomination (the "Notice"). For purposes of calculating whether the Unitholder or Unitholders own the requisite number of units entitling them to nominate a successor trustee, the Trustee will calculate the ownership of the Unitholders as of the Record Date. The Notice must (a) state the name and contact information of the proposed successor trustee, (b) indicate that the nominee is qualified to serve as trustee under the terms of the Trust Agreement, (c) list the name, address, phone number and number of Units held by each Unitholder or Unitholders making the nomination, (d) be signed by the Unitholders making the nomination, and (e) contain a copy of the written acceptance (as described below) of the proposed successor trustee. All Notices must be received by the Trustee at the address listed on the front page of this proxy statement no later than the close of business on October 30, 2004. The Trustee will only accept nominations for which the nominee qualifies to serve as a successor trustee under the terms of the Trust Agreement and has agreed in writing to act as the successor trustee and to be bound by the terms and provisions of the Trust
Agreement  if  elected as trustee  by vote of the  Unitholders  at the  Meeting.
Section 6.05 of the Trust Agreement requires that any successor trustee shall be a bank or trust company having a combined capital, surplus and undivided profits of at least $100,000,000.

                    EFFECT OF NEGATIVE VOTES ON THE PROPOSAL

     The letter of resignation of the Trustee stated that its resignation as Trustee and Depositary would take effect upon appointment of a successor trustee and depositary. If the Unitholders approve the Proposal at the Meeting, the Trustee intends to resign effective as of January 1, 2005. If the Unitholders fail to approve the Proposal at the Meeting, then a successor trustee may be appointed by any State or Federal District Court holding terms in New Castle County, Delaware, upon the application of any Unitholder, Eastern American or the Trustee. If such an application is filed, the court may appoint a temporary trustee at any time after such application is filed and the temporary trustee shall, pending the final appointment of a successor trustee, have such powers and duties as the court appointing such temporary trustee shall provide in its order of appointment, consistent with the provisions of the Trust Agreement. A temporary trustee need not meet the minimum standards of capital, surplus and undivided profits otherwise required of a successor trustee under Section 6.05 of the Trust Agreement.

                                     TRUSTEE

     Following is certain information regarding JPMorgan Chase and the Trustee, which has been provided by JPMorgan Chase and the Trustee, respectively.

JPMorgan Chase

     JPMorgan Chase is a leading global financial services firm with assets of over $700 billion, 97,000 employees, and operations in more than 50 countries. With relationships with over 99% of the Fortune 1000 companies, JPMorgan Chase is a leader in investment banking, institutional trust and custody services, asset management, private banking, private equity, and retail and middle market financial services. JPMorgan Chase is a component of the Dow Jones Industrial Average and serves prominent corporate, institutional and governmental clients.

     JPMorgan Chase's Institutional Trust Services has over 100 years of corporate trust experience. Overall, JPMorgan Chase's trust administration duties total $5.0 trillion (including debt). More specifically, JPMorgan Chase has been working with royalty trusts and related trustee duties since 1952.
JPMorgan Chase's first royalty trust that was subject to SEC reporting requirements was Mesa Royalty Trust in 1979. JPMorgan Chase currently handles seven publicly traded royalty trusts. JPMorgan Chase has the largest portfolio of royalty trusts of any corporate trust department.

     Current publicly-held trusteeships include:

             Trust Name                          Exchange             Symbol
             ----------                          --------             ------

Freeport McMoRan Oil & Gas Royalty Trust       OTC (inactive)          FMOLS
Louisiana Land & Exploration Royalty Trust         NYSE                LRT
Mesa Offshore Trust                                OTC                 MOS
Mesa Royalty Trust                                 NYSE                MTR
Santa Fe Energy Trust                              NYSE                SFF
Tel Offshore Trust                     Bulletin Board Pink Sheets      TELOZ
Trinity Petroleum                                  OTC                 TPZ

Trustee

     The Bank of New York, whose main office is located in New York, New York , is a banking corporation chartered under the laws of the State of New York. It is the successor trustee to Bank of Montreal Trust Company, the initial trustee of the Trust. The Bank of New York provides a broad range of retail and wholesale banking products and services to its domestic and foreign customers.

Trustee Compensation

     The Trust has no directors or executive officers. During the fiscal years ended December 31, 2003, 2002 and 2001, the Trustee received annual compensation as follows:

Name of Trustee          Year     Capacity in Which Served   Cash Compensation
---------------          ----     ------------------------   -----------------

The Bank of New York     2003            Trustee                $ 45,000
The Bank of New York     2002            Trustee                $ 45,000
The Bank of New York     2001            Trustee                $ 45,000

     In addition to the annual compensation, the Trustee is reimbursed by the Trust for certain fees and expenses.

Term of Office

     Any trustee of the Trust shall serve in that capacity until the earlier of such trustee's resignation or such trustee's removal, with or without cause, at a meeting of the Unitholders by the affirmative vote of the holders of a majority of all the Units then outstanding.

                                   COMMITTEES

     The Trust has no directors or executive officers. The Trustee has no standing audit, nominating or compensation committees, or committees performing similar functions for the Trust.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Trust has no directors or executive officers. See the section titled "Trustee -- Trustee Compensation" for the remuneration received by the Trustee during the year ended December 31, 2003.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Trustee and holders of more than 10% of the Trust's Units to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership of Units and reports of changes in such ownership. The Commission's rules require such persons to furnish the Trust with copies of all Section 16(a) reports that they file. No such reports were filed or were required to be filed in 2003.

                             ADDITIONAL INFORMATION

Unitholder Proposals

     The Trust does not hold annual meetings of Unitholders. Accordingly, the Trust does not publish a date by which Unitholders must make proposals for inclusion in an annual meeting. Certain Unitholders, or groups of Unitholders, may call Meetings of Unitholders pursuant to the terms of the Trust Agreement to approve any appropriate matter.

Where You Can Find More Information

     The Trust files annual, quarterly and special reports and other information with the SEC. The Trust's SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document the Trust files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

     The Units of the Trust are listed on the New York Stock Exchange under the symbol "NGT." The Trust's reports and other information filed with the SEC can also be inspected at the offices of the New York Stock Exchange.

     The Trust will provide copies of the reports and other information filed with the SEC to any Unitholder, at the actual cost of reproduction, upon written request to the Trustee, The Bank of New York, c/o BNY Midwest Trust Company, 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602.

THE BANK OF NEW YORK
Not in its individual capacity but solely as Trustee of the Eastern American Natural Gas Trust

Special Meeting Proxy Card

A    Appointment of a Successor Trustee.

Proposal -- Appointment of J.P. Morgan Chase & Co. as Successor Trustee and amendment of the Trust Agreement to change the compensation of the trustee.

For: [_]     Against: [_]     Abstain: [_]

Authorized Signatures -- Sign Here -- This section must be completed for your instructions to be executed.
Please sign this Proxy EXACTLY as your name(s) appears on this Proxy card. Joint owners should each sign personally. If you are signing as a representative of the named Unitholder (e.g. as a trustee, corporate officer or other agent on behalf of a trust, corporation or other entity) you should indicate your FULL title or the capacity in which you sign.

Signature 1 -- Please keep   Signature 2 -- Please keep      Date (mm/dd/yyyy)
signature within the box     signature within the box

                       Eastern American Natural Gas Trust


                 Proxy Solicited on Behalf of the Trustee of the
           Eastern American Natural Gas Trust for the Special Meeting
                          to be Held November 30, 2004

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Unitholders to be held November 30, 2004, and the Proxy Statement, and appoints Cynthia Davis and Eric Lindahl, and each of them individually, as his or her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, with all powers which the undersigned would possess if personally present, and to vote all Trust Units of the Eastern American Natural Gas Trust that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, on the record date at the Special Meeting of Unitholders of the Eastern American Natural Gas Trust to be held at the offices of Seward & Kissel LLP, One Battery Park Plaza, 19th Floor, New York, New York 10004, on November 30, 2004 at 10:00 a.m., Eastern time, and at any adjournment or postponement thereof, on all matters coming before said meeting.

     You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE. If you fail to specify your vote, your Proxy will be voted "FOR" each of the proposals contained on the reverse side of this Proxy. The Proxies cannot vote your Units unless you sign and return this card. Any Proxy may be revoked in writing at any time prior to the voting thereof.

     Any Proxy when properly granted, will be voted in the manner directed and will authorize the Proxies to take action in their discretion upon other matters that may properly come before the meeting. Proxies are authorized to vote upon matters incident to the conduct of the meeting such as approval of one or more adjournments of the meeting for the purpose of obtaining additional Unitholder votes.

                 CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE